Exhibit 99.1

June 30, 2014

EMPIRE RESORTS SUBMITS SULLIVAN COUNTY CASINO

PROPOSAL TO NEW YORK STATE GAMING FACILITY LOCATION BOARD

COMPANY ALSO ANNOUNCES COMMITTED FINANCING

(Monticello, NY) – Empire Resorts, Inc. (NASDAQ-GM: NYNY) (together with its subsidiaries, “Empire”), through a wholly-owned subsidiary, Montreign Operating Company, LLC, has submitted its application to the New York State Gaming Facility Location Board (“NYSGFLB”) for a casino to be located 90 miles from New York City in the Town of Thompson, in Sullivan County, NY. The casino resort will be called “Montreign Resort Casino” and will be located at the site of Adelaar, which is owned by EPR Properties (NYSE: EPR) (“EPR”). A complete branding initiative around the Montreign Resort Casino will be unveiled in the coming weeks.

The total combined investment in the Montreign Resort Casino and Adelaar is expected to be in excess of $1 billion, which includes $630 million from Empire and additional EPR financing investments for a waterpark hotel and adventure park, Rees Jones redesigned “Monster” Golf Course and retail, restaurant, shopping and entertainment properties. The size of the project, including the amount of capital necessary to complete it, will vary based upon the number and location of competitive licenses issued by New York State in our region. The project has in place essentially all of its approvals and permits to commence construction immediately upon the awarding of a destination gaming facility license.

To support its application, Empire has obtained commitments to provide financing from Credit Suisse AG and Kien Huat Realty III, Limited (“Kien Huat”), Empire’s largest stockholder. Credit Suisse AG has committed to provide a senior secured credit facility in an amount of up to $478,000,000. The credit facility is subject to various conditions precedent, including Montreign’s receipt of a gaming facility license and evidence of an equity investment in Empire of up to $150,000,000. Empire may launch a rights offering to meet the equity investment requirement. If Empire launches a rights offering in support of the Montreign Resort Casino, Kien Huat has agreed to exercise its proportionate share of subscription rights that would be issued and, additionally, to exercise all subscription rights not otherwise exercised by other holders, upon the same terms as the other holders. Empire expects that the commitments demonstrate its ability to finance the costs and expenses of constructing the proposed Montreign Resort Casino. Nonetheless, Empire has reserved the flexibility to reassess its financing alternatives if it is awarded a gaming facility license.

“After years of planning and community engagement, we believe our Montreign Resort Casino, and the non-gaming resort attractions that encompass the overall Adelaar master plan, is exactly the type of tourism driven development envisioned by the Upstate New York Gaming Economic Development Act,” said Emanuel Pearlman, Chairman of the Board of Empire. “Importantly, given a process that permits either one or two casino licenses in our region, Empire has the advantage of committed financing in place, no matter the competitive environment. We are confident that if selected, our best proposal can fully rejuvenate Sullivan County and the entire Hudson Valley economy.”

“We are very excited to partner with Empire in taking this next important step in realizing the vision we have held to and worked towards for years,” commented David Brain, President and CEO of EPR Properties. Brain continued, “Quite simply, there is no other location which equals the breadth of offerings we deliver as a four season destination resort. Our guests will come for world class golf, a first-class waterpark lodge and a special gaming experience along with dining and shopping close by, all set in the beautiful Catskills. Adelaar is uniquely positioned to reinvigorate the upstate New York economy and we are ready to get started.”

“We’ve been working with Empire for nearly three years, and included in this filing is Sullivan County’s hopes and dreams of a better economic future,” added Sullivan County Legislature Chairman Scott Samuelson. “This casino project and the entire Adelaar resort development will drive significant tourism, and is clearly the economic boost that our County needs. We could not be more supportive of Empire and EPR’s plans.”

“This project will be a source of pride and true economic development for everyone in the Town of Thompson and Sullivan County,” said Thompson Supervisor Bill Rieber. “The Town of Thompson has granted this project full SEQRA approvals, making this application a front runner that can rapidly deliver the jobs and economic opportunity the Town of Thompson and Sullivan County so richly deserve.”

Peter Ward, president of the New York Hotel Motel Trades Council, which represents over 30,000 hotel, hospitality and gaming workers in New York and New Jersey said, “This casino resort project will bring new energy to a depressed region of New York State by creating dependable local union employment, while delivering significant economic benefits for local businesses, and consequently will have an important and positive impact on tourism in upstate New York. Empire is not only a current strong union partner, but a strong community partner, committed to creating good union jobs in a region that desperately needs them.”

“The entire brotherhood of the Hudson Valley Building & Construction Trades Council is in complete support of this project” said Todd Diorio, President of the Trades Council. “Empire has substantially completed construction drawings and its Project Labor Agreement is complete. Our members are looking forward to building this project.”

Cathy Paty, President and CEO of the Sullivan County Chamber of Commerce added, “Adelaar is an amazing project which will provide development for many years to come. It will bring financial gains across the board for both Sullivan County residents and local businesses. Adelaar is the spark that Sullivan County needs to thrive once again.”

Sullivan County Partnership CEO Marc Baez stated, “This application moves Sullivan County and the Catskills one step closer to reviving our standing as a world class resort destination. We have already seen what Empire can do for local businesses in this region, and we know the benefits will be far greater if this project is approved. Our community is 100% behind it.”

“The Sullivan County and Catskills tourism industry will benefit greatly from the addition of Adelaar to our community,” said Roberta Byron-Lockwood, President and CEO of the Sullivan County Visitors Association. “Resort guests and employees alike will undoubtedly explore the Sullivan County and Catskills area, and our businesses are ready to welcome them with open arms. This resort will afford us growth in room inventory as well positioning in the domestic and international travel industry marketplace.”

Empire has recently entered into a memorandum of understanding (“MOU”) with the Upstate Theater Coalition for a FairGame LLC (“Fairgame”), a coalition of upstate theatres and venues that includes Bethel Woods Center for the Arts, Ulster Performing Arts Center and Bardavon Opera House. Darlene Fedun, Bethel Woods CEO stated, “I am happy to report that we have executed a MOU with Empire Resorts which is part of the siting evaluation criteria for a Gaming License in the Catskill Region. Bethel Woods already knows Empire as a great local partner and Empire understood the concerns of our potentially impacted venues, readily and openly discussed options and solutions, and have committed to the support of the mission of all venues within the region. Bethel Woods and the Fairgame coalition both support Empire’s application for a casino license.”

Mr. Pearlman concluded, “Led by our CEO Joseph D’Amato and Empire’s Executive management team, a stellar team of 29 professional firms and a wide variety of other experts worked tirelessly to submit this comprehensive response to the NYSGFLB’s Request for Applications for a gaming facility license. A remarkably voluminous submission, this comprehensive work product represents over three years of dedication and hard work. After it is reviewed by the NYSGFLB, we look forward to making our public presentation as soon as possible.”

About Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. Further information is available at www.empireresorts.com.

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Empire and its management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; the parties’ plans for signing and closing on definitive transaction documents; the construction commencement date for the development project; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; risk associated with the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the development project, including the issuance of a gaming facility license to us, changes in federal, state or local tax law; general volatility of the capital markets. A more complete description of these risks and uncertainties can be found in the filings of Empire with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Empire Resorts, Inc.

Charles Degliomini, 845-807-0001

cdegliomini@empireresorts.com